SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STRUCTURED PRODUCTS CORP.

(Exact name of registrant as specified in its charter)

Delaware	13-3692801

(State of Incorporation or organization)	(IRS Employer Identification No.)

390 Greenwich Street New York, New York	10013

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [x]

If this form relates to the registration of a class securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. [ ]

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to Registered

7,500,000 TIERS(R) Principal-Protected Trust Certificates, Series DJIA 2002-6 with a principal amount of $75,000,000 (the "Certificates")	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.         Description of Registrant's Securities to be Registered.

        The description of the Certificates to be registered hereunder is set forth under the captions entitled: “Summary Information—Q&A”; “Risk Factors”; “Description of the Certificates”; “Certain ERISA Considerations”; and “United States Federal Income Tax Considerations” in Registrant’s Prospectus Supplement related to the TIERS® Principal-Protected Trust Certificates, Series Nasdaq 2002-6, which Prospectus Supplement is hereby deemed to be incorporated by reference into this Form 8-A, a copy of which Prospectus Supplement is to be filed pursuant to Rule 424(b) under the Securities Act as of the date such Prospectus Supplement is to be filed, and “Risk Factors” and “Description of Certificates” in Registrant’s Prospectus, dated August 31, 2001, which description is incorporated herein by reference.

Item 2.    Exhibits.

         1.     Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to Registration Statement No. 333-57357 on Form S-3 (the "Registration Statement") and is incorporated herein by reference.

         2.     By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

         3.     Form of Corporate Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

         4.     Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

         5.     Form of the Preliminary Prospectus Supplement dated June 21, 2002 related to the TIERS® Principal-Protected Trust Certificates, Series Nasdaq 2002-6, which was filed with the Securities and Exchange Commission on or about June 21, 2002, pursuant to Rule 424(b)(5) under the Securities Act of 1933, and is incorporated herein by reference.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STRUCTURED PRODUCTS CORP.
Date: July 23, 2002

By: /s/ Matthew R. Mayers Matthew R. Mayers Authorized Signatory

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